EXECUTION COPY
                                                                  --------------



                             THOMAS INDUSTRIES INC.
                              RIGHTS PLAN AMENDMENT
                            DATED AS OF MARCH 8, 2005
                                       TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                           DATED AS OF JANUARY 5, 1998

                        --------------------------------


                  This RIGHTS PLAN AMENDMENT, dated as of March 8, 2005, (the "Rights Plan Amendment"), to the Rights Agreement, dated as of January 5, 1998 and as amended and restated as of April 20, 2000 and as amended as of February 7, 2001 (the "Rights Agreement"), by and between Thomas Industries Inc., a Delaware corporation (the "Company"), and National City Bank, an Ohio corporation, as Rights Agent (the "Rights Agent").

                                    RECITALS
                                    --------

                  The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

                  The Company, Gardner Denver, Inc., a Delaware corporation ("Parent"), and PT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of March 8, 2005 (as amended or supplemented from time to time, the "Merger Agreement") pursuant to which Merger Sub will be merged with and into the Company, whereby each issued share of common stock, par value $1.00 per share, of the Company (the "Common Stock") not owned by Parent, Merger Sub or the Company will be converted into the right to receive the cash merger consideration specified in the Merger Agreement (the "Merger");

                   Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may change or supplement the provisions of the Rights Agreement in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates other than an Acquiring Person (each as defined in the Rights Agreement); and

                  Pursuant to resolutions adopted on March 8, 2005, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable and desires to evidence such Rights Plan Amendment in writing.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:

         1. Amendment of First Paragraph. The first paragraph of the Rights Agreement is amended to read in its entirety as follows:

                  Rights Agreement, dated as of January 5, 1998, by and between Thomas Industries Inc., a Delaware corporation (the "Company"), and National City Bank, an Ohio corporation (the "Rights Agent"), as amended and restated as of April 20, 2000, as amended as of February 7, 2001, and as amended as of March 8, 2005, and as may be amended hereafter from time to time (the "Agreement").

         2. Amendment of Section 1.

                  (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following paragraph at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement, (iii) stockholder approval of the Merger Agreement,
         (iv) any actions taken or effected pursuant to the Merger Agreement in accordance with the provisions thereof, or (v) the commencement or consummation of any other Transaction.

                  (b) Section 1 of the Rights Agreement is amended by adding the following definitions in the appropriate locations therein:

                  "MERGER" shall mean the merger of Merger Sub with and into the Company pursuant to the terms of the Merger Agreement.

                  "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of March 8, 2005, 2005, by and among the Company, Parent and Merger Sub, as it may be amended, supplemented or replaced from time to time.

                  "PARENT" shall mean Gardner Denver, Inc., a Delaware corporation.

                  "MERGER SUB" shall mean PT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent.

                  "TRANSACTION" shall mean the Merger and any other transaction contemplated by the Merger Agreement.

                  (c) The definition of "Beneficial Ownership" in Section 1(d) of the Rights Agreement is amended by adding the following paragraph at the end thereof:

                  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, none of Parent, Merger Sub, or any of their Affiliates or Associates shall be deemed the Beneficial Owner of, or to beneficially own or to have Beneficial Ownership of the shares of Common Stock subject to the Merger Agreement solely by reason of (i) the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement, (iii) stockholder approval of the Merger Agreement, or (iv) the commencement or consummation of any other Transaction.

                  (d) The definition of "Expiration Date" in Section 1(l) is deleted in its entirety and replaced with the definition of "Final Expiration Date" as follows:

         "FINAL EXPIRATION DATE" shall mean the Close of Business on January 5, 2008, subject to extension as provided in the last paragraphs of Sections 9(c), 11(b), and 12(b) hereof, and "Expiration Date" shall have the meaning set forth in Section 7(a) herein.

                  (e) The definition of "Separation Date" in Section 1(q) of the Rights Agreement is amended by adding the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, a Separation Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery of or public announcement of the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, or (iii) the commencement or consummation of any other Transaction or any public announcement relating thereto.

                  (f) The definition of "Stock Acquisition Date" in Section 1(r) of the Rights Agreement is amended by adding the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery or public announcement of the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto, or (iii) the commencement or consummation of any other Transaction or any public announcement relating thereto.

         3. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is amended to read in its entirety as follows:

                  (a) Until the Separation Date, no Right may be exercised. Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Separation Date upon surrender of the Rights Certificate, together with a duly executed form of election to purchase, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Purchase Price, prior to the earliest of:

                           (i) the Close of Business on the Final Expiration
         Date,

                           (ii) immediately prior to the Effective Time (as defined in the Merger Agreement),

                           (iii) the time at which the Rights are redeemed as provided in Section 23 hereof, or

                           (iv) the time at which the Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii), (iii), and (iv) being herein referred to as the "Expiration Date").

         4. Amendment of Section 9(c). The last paragraph of Section 9(c) is amended by adding the word "Final" immediately before each reference to "Expiration Date" therein such that the last paragraph of Section 9(c) reads as follows:

                  The Company will also take all action necessary to ensure compliance with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements and, if the suspension extends beyond the Final Expiration Date, the Final Expiration Date shall be extended to the end of the suspension. Upon any suspension of the registration statement, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained.

         5. Amendment of Section 11(a). Section 11(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or approval of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement, or (iii) the commencement or consummation of any other Transaction shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a).

         6. Amendment of Section 11(b). The last paragraph of Section 11(b) is amended by adding the word "Final" immediately before each reference to "Expiration Date" therein and replacing the reference to "Section 11(ii)" therein with "Section 11(a)" such that the last paragraph of Section 11(b) reads as follows:

                  To the extent that the Company determines that some action need be taken pursuant to clauses (i) or (ii) of the proviso of this
         Section 11(b), a majority of the Board of Directors may suspend the exercisability of the Rights for a period of up to forty-five (45) days following the date on which the first of the events listed in Section 11(a) of this Agreement shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value made pursuant to the above proviso and to determine the value thereof and, if the suspension extends beyond the Final Expiration Date, the Final Expiration Date shall be extended to the end of the suspension. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.

         7. Amendment of Section 12(b). The last paragraph of Section 12(b) is amended by adding the word "Final" immediately before each reference to "Expiration Date" therein such that the last paragraph of Section 12(b) reads as follows:

                  The Principal Party shall temporarily suspend, for a period of time not to exceed ninety (90) days following the occurrence of a Flip-Over Event, the exercisability of the Rights in order to prepare and file the registration statement referred to in clause (i) above, and, if the suspension extends beyond the Final Expiration Date, the Final Expiration Date shall be extended to the end of the suspension. The provisions of this Section 12 shall similarly apply to successive Flip-Over Events. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

         8. Amendment of Section 12. Section 12 of the Rights Agreement is amended by adding the following subsection (c) at the end thereof:

                  (c) Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or approval of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement, or (iii) the commencement or consummation of any other Transaction shall be deemed an event of the type described in clauses (w), (x), (y) or (z) of Section 12(a) and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Agreement.

         9. Amendment of Section 29. Section 29 of the Rights Agreement is amended to read in its entirety as follows:

         BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, registered holders of the Common Stock).

         10. Effectiveness. This Rights Plan Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         11. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.

         12. Counterparts. This Rights Plan Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         13. Severability. If any term, provision, covenant or restriction of this Rights Plan Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Plan Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have caused this Rights Plan Amendment to be duly executed, all as of the date first above written.


                                    THOMAS INDUSTRIES INC.


                                    BY  /s/ Tim Brown
                                       -----------------------------------------
                                           Name:  Tim Brown
                                                 -------------------------------
                                           Title:   President
                                                   -----------------------------


                                    NATIONAL CITY BANK,
                                    as Rights Agent


                                             By  /s/ Sherry L. Damore
                                               ---------------------------------
                                           Name:  Sherry L. Damore
                                                  ------------------------------
                                           Title:  Vice President
                                                   -----------------------------